Exhibit (i)(2)

                        PIPER MARBURY RUDNICK & WOLFE LLP

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE    (410) 580-3000
FAX      (410) 580-3001

                                 April 26, 2001




PAPP SMALL & MID-CAP GROWTH FUND, INC.
6225 N. 24th Street, Suite 150
Phoenix, Arizona  85016

                       Registration Statement on form N-1A

Ladies and Gentlemen:

         Please refer to our opinion letter to you of December 10, 1998, concerning certain matters of Maryland law relating to the incorporation and the issuance of shares of Common Stock of Papp Small & Mid-Cap Growth Fund, Inc., a Maryland corporation (the "Fund"). Such opinion was filed as Exhibit 10.1 to the Fund's Registration Statement on Form N-1A (Pre-Effective Amendment No. 1 under the Securities Act of 1933, as amended, Registration No. 333-65609 and Amendment No. 1 under the Investment Company Act of 1940, as amended, Registration No. 811-09055). We hereby confirm as to an aggregate of 25,000,000 shares of Common Stock the opinion stated in that letter, as of the date thereof, and consent to your incorporation by reference of such opinion as Exhibit (i)(1) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 3 under the Securities Act of 1933, as amended, Registration No. 333-65609 and Amendment No. 4 under the Investment Company Act of 1940, as amended, Registration No. 811-09055).

                                Very truly yours,

                                /s/Piper Marbury Rudnick & Wolfe LLP